AMENDMENT

TO THE AGENCY AGREEMENT

THIS AMENDMENT dated [  ], 2025 and effective as of February 12, 2026 (the “Amendment”) hereby amends the Global Securities Lending Agency Agreement as previously amended (the “Agency Agreement”), between J.P. Morgan Exchange-Traded Fund Trust, a Delaware Statutory Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, (each series portfolio, a “Lender”) and Citibank, N.A. (“Agent”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agency Agreement.

WHEREAS, Lender wishes to further amend the Agency Agreement to add additional borrowers; and,

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Exhibit A

Exhibit A to the Agency Agreement is hereby deleted in its entirety and amended with the Exhibit A attached hereto to add certain series as Lenders under the Agency Agreement and to revise certain Lender names.

2.	Miscellaneous

(a)

This Amendment supplements and further amends the Agency Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agency Agreement or any provisions of the Agency Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)

Each reference to the Agency Agreement in that document and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agency Agreement as previously amended and further amended by this Amendment. Except as provided in this Amendment, the provisions of the Agency Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citibank, N.A., as Agent	J.P. Morgan Exchange-Traded Fund Trust, a Delaware Statutory Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender
By:	By:
Name:	Name:
Title:	Title:

Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

LIST OF DESIGNATED ACCOUNTS

Fund Name	Custody Account Number
JPMORGAN DIVERSIFIED RETURN EMERGING MARKETS EQUITY ETF	AEW57
JPMORGAN DIVERSIFIED RETURN INTERNATIONAL EQUITY ETF	AEW58
JPMORGAN BETABUILDERS USD HIGH YIELD CORPORATE BOND ETF	AIB67 / P 71095
JPMORGAN ULTRA-SHORT INCOME ETF	EEB16 / P 71131
JPMORGAN USD EMERGING MARKETS SOVEREIGN BOND ETF	EMC85 / P 45978
JPMORGAN DIVERSIFIED RETURN U.S. EQUITY ETF	P 21009
JPMORGAN U.S. DIVIDEND ETF	P 42278
JPMORGAN U.S. MINIMUM VOLATILITY ETF	P 42279
JPMORGAN U.S. MOMENTUM FACTOR ETF	P 42280
JPMORGAN U.S. QUALITY FACTOR ETF	P 42281
JPMORGAN U.S. VALUE FACTOR ETF	P 42282
JPMORGAN DIVERSIFIED RETURN U.S. MID CAP EQUITY ETF	P 67734
JPMORGAN DIVERSIFIED RETURN U.S. SMALL CAP EQUITY ETF	P 69628
JPMORGAN BETABUILDERS EUROPE ETF	EMS81
JPMORGAN BETABUILDERS DEVELOPED ASIA PACIFIC ex-JAPAN ETF	EMS82
JPMORGAN BETABUILDERS JAPAN ETF	EMS83
JPMORGAN BETABUILDERS CANADA ETF	EMS84
JPMORGAN BETABUILDERS MSCI US REIT ETF	P 31431
JPMORGAN ULTRA-SHORT MUNICIPAL ETF	P 75611
JPMORGAN MUNICIPAL ETF	P 79314
JPMORGAN BETABUILDERS USD INVESTMENT GRADE CORPORATE BOND ETF	P 22736
JPMORGAN BETABUILDERS U.S. AGGREGATE BOND ETF	P 92918 / EQO03
JPMORGAN CORE PLUS BOND ETF	EOJ82 / P 75614
JPMORGAN BETABUILDERS U.S. EQUITY ETF	P 21281
JPMORGAN BETABUILDERS INTERNATIONAL EQUITY ETF	ETA71
JPMORGAN BETABUILDERS U.S. MID CAP EQUITY ETF	G 26605
JPMORGAN EQUITY PREMIUM INCOME ETF	G 26713
JPMORGAN INTERNATIONAL GROWTH ETF	EUK80
JPMORGAN BETABUILDERS U.S. SMALL CAP EQUITY ETF	G 28070
JPMORGAN SHORT DURATION CORE PLUS ETF	G 29207
JPMORGAN ACTIVEBUILDERS EMERGING MARKETS EQUITY ETF	EWX96
JPMORGAN INCOME ETF	EYY55 / EYY56
JPMORGAN ACTIVE VALUE ETF	G 38916
JPMORGAN INFLATION MANAGED BOND ETF	FAJ77

Fund Name	Custody Account Number
JPMORGAN INTERNATIONAL RESEARCH ENHANCED EQUITY ETF	FAL12
JPMORGAN SMALL & MID CAP ENHANCED EQUITY ETF	G 43897
JPMORGAN REALTY INCOME ETF	G 43900
JPMORGAN NASDAQ EQUITY PREMIUM INCOME ETF	G 44388
JPMORGAN ACTIVE GROWTH ETF	G 45398
JPMORGAN ACTIVE CHINA ETF	FDU89
JPMORGAN ACTIVE SMALL CAP VALUE ETF	G 46985
JPMORGAN BETABUILDERS EMERGING MARKETS EQUITY ETF	FDU12
JPMORGAN BETABUILDERS U.S. TREASURY BOND 20+ YEAR ETF	G 49093
JPMORGAN BETABUILDERS U.S. TREASURY BOND 3-10 YEAR ETF	G 47507
JPMORGAN BETABUILDERS U.S. TREASURY BOND 1-3 YEAR ETF	G 49097
JPMORGAN LIMITED DURATION BOND ETF	G 61338
JPMORGAN EQUITY FOCUS ETF	G 49289
JPMORGAN HIGH YIELD MUNICIPAL ETF	G 61315
JPMORGAN SUSTAINABLE MUNICIPAL INCOME ETF	G 61317
JPMORGAN HEALTHCARE LEADERS ETF	FFL78
JPMORGAN U.S. TECH LEADERS ETF	G 59414
JPMORGAN INTERNATIONAL VALUE ETF	FFM30
JPMORGAN GLOBAL SELECT EQUITY ETF	FFM29
JPMORGAN ACTIVE BOND ETF	G 59318
JPMORGAN HEDGED EQUITY LADDERED OVERLAY ETF	G 57161
JPMORGAN ACTIVE DEVELOPING MARKETS EQUITY ETF	FIL85
JPMORGAN FUNDAMENTAL DATA SCIENCE LARGE CORE ETF	G 63078
JPMORGAN FUNDAMENTAL DATA SCIENCE MID CORE ETF	G 63080
JPMORGAN FUNDAMENTAL DATA SCIENCE SMALL CORE ETF	G 63082
JPMORGAN DIVIDEND LEADERS ETF	FKT97
JPMORGAN ACTIVE HIGH YIELD ETF	FJU59
JPMORGAN FLEXIBLE INCOME ETF	FLQ94 / FLQ93
JPMORGAN NASDAQ HEDGED EQUITY LADDERED OVERLAY ETF	G 48933
JPMORGAN U.S. RESEARCH ENHANCED LARGE CAP ETF	G 61372
JPMORGAN INTERNATIONAL HEDGED EQUITY LADDERED OVERLAY ETF	FNM29
JPMORGAN MORTGAGE-BACKED SECURITIES ETF	G 61522
JPMORGAN FUNDAMENTAL DATA SCIENCE LARGE VALUE ETF	G 61555
JPMORGAN FLEXIBLE DEBT ETF	FOC27
JPMORGAN EQUITY AND OPTIONS TOTAL RETURN ETF	G 64638
JPMORGAN INTERNATIONAL DYNAMIC ETF	FQJ93
JPMORGAN CALIFORNIA TAX FREE BOND ETF	G 77758
JPMORGAN EQUITY PREMIUM YIELD ETF	G 67317
JPMORGAN FUNDAMENTAL DATA SCIENCE LARGE GROWTH ETF	Pending – TBD
JPMORGAN NASDAQ EQUITY PREMIUM YIELD ETF	G 67318
JPMORGAN NEW YORK TAX FREE BOND ETF	397080

Fund Name	Custody Account Number
JPMORGAN PREFERRED AND INCOME SECURITIES ETF	Pending – TBD
JPMORGAN MANAGED FUTURES PLUS ETF	FRH52
JPMORGAN U.S. LARGE CAP VALUE PLUS ETF	G 90753